For Immediate Release
Media Contacts:

Tim Bixby LivePerson, Inc. (212) 609-4200 bixby@liveperson.com	Budd Zuckerman Genesis Select Corp. (303) 415-0200 budd@genesisselect.com

LivePerson Reports Fourth Quarter and Full Year
2010 Financial Results

•	Fourth quarter revenue increased 21% from prior year and 6% sequentially
•	Record EBITDA per share of $0.15 in fourth quarter
•	Adjusted net income per share of $0.09 in fourth quarter
•	EPS of $0.05 in fourth quarter
•	Emmanuel Gill to retire from LivePerson Board

NEW YORK, NY – February 10, 2011 – LivePerson, Inc. (Nasdaq: LPSN), a leading provider of online engagement solutions that facilitate real-time assistance and expert advice, today announced financial results for the fourth quarter and full year ended December 31, 2010.

 Revenue

Revenue for the fourth quarter was $29.9 million, a 21% increase from the fourth quarter of 2009, and a 6% sequential increase as compared to the third quarter of 2010. Revenue from business operations for the fourth quarter was $26.2 million, a 23% increase as compared to the fourth quarter of 2009 and a 7% increase as compared to the third quarter of 2010.  Revenue from consumer operations for the fourth quarter was $3.7 million, a 9% increase as compared to the fourth quarter of 2009, and a 3% increase as compared to the third quarter of 2010.

Revenue for the full year was $109.9 million, a 26% increase from $87.5 million in 2009. Revenue from business operations for the full year was $95.7 million, a 27% increase from $75.5 million in 2009.  Revenue from consumer operations for the full year was $14.2 million, a 19% increase from $11.9 million in 2009.

“The fourth quarter capped a very strong 2010 for LivePerson,” said CEO Robert LoCascio. “We were able to exceed our original revenue guidance for the year by 4%, successfully launched our developer platform, and continued investing in new product initiatives and infrastructure, all while maintaining impressive operating margins.”

Customer Expansion

LivePerson added 14 new enterprise clients in the quarter, including:

•	A leading specialty retailer
•	Petco, a leading pet specialty retailer
•	One of Europe’s 10 largest banks

The company also expanded business with

•	One of the largest US-based cellular service providers
•	Vodaphone UK
•	One of the leading global entertainment companies
•	A leading provider of software, services and solutions for consumers and businesses

•	A leading automotive credit provider
•	Adobe
•	A leading corporate information services provider
•	One of the top 3 US banks

Net Income

Net income for the fourth quarter of 2010 was $2.7 million or $0.05 per share as compared to $3.1 million or $0.06 per share in the fourth quarter of 2009, and net income of $2.8 million or $0.05 per share in the third quarter of 2010.   Net income for the full year was $9.3 million or $0.18 per share, as compared to $7.8 million or $0.16 per share in the prior year.

Adjusted Net Income and EBITDA

LivePerson considers adjusted net income and earnings before other income/(expense), taxes, depreciation, amortization and stock-based compensation (EBITDA) to be important financial indicators of the company's operational strength and the performance of its business. These results should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), but should not be considered as a substitute for, or superior to, GAAP results.

A reconciliation of the differences between EBITDA and adjusted net income, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Condensed Consolidated Statements of Operations included below.

The difference between EBITDA per share, a non-GAAP measure, and GAAP EPS, is interest, taxes, depreciation, amortization, stock-based compensation and other non-cash charges, if any.  The difference between adjusted net income per share and GAAP EPS is amortization of intangible assets and stock-based compensation.

Adjusted net income for the fourth quarter of 2010 was $4.6 million or $0.09 per share, as compared to $4.7 million or $0.09 per share in the fourth quarter of 2009, and $4.6 million or $0.09 per share in the third quarter of 2010.  Adjusted net income for the full year was $15.9 million or $0.30 per share, as compared to $14.5 million or $0.30 per share in the prior year.

EBITDA for the fourth quarter of 2010 was $7.9 million or $0.15 per share, as compared to $7.1 million or $0.14 per share in the fourth quarter of 2009, and $7.5 million or $0.14 per share in the third quarter of 2010.   EBITDA for the full year 2010 was $26.8 million or $0.51 per share, as compared to $22.8 million or $0.47 per share in the prior year.

Cash

The company’s cash balance was $61.3 million at December 31, 2010 as compared to $50.4 million as of September 30, 2010, and $45.6 million at December 31, 2009.  The company generated $7.9 million of cash from operations in the fourth quarter.  Also during the fourth quarter, the company incurred planned capital expenditures related primarily to the purchase of servers and computer networking equipment, resulting in a cash outlay of approximately $2.0 million.

For the full year, the company generated $15.5 million of cash from operations, and incurred planned capital expenditures related primarily to the purchase of servers and computer networking equipment, resulting in a cash outlay of approximately $8.0 million.

Board of Directors Transition

In addition, the company announced today that Emmanuel Gill will retire from LivePerson's Board of Directors after nearly 10 years of dedicated service, effective as of February 11, 2011.  "We are extremely grateful for Emmanuel's many years of contribution and service to the company, having been with us through nearly a decade of extraordinary change and growth," said Mr. LoCascio.  Mr. Gill indicated that he is very proud of the company's growth and achievements to date, and is leaving for personal reasons in the interest of dedicating more of his time to other businesses.  The company intends to fill Mr. Gill’s board seat, and has commenced a search for a replacement.  Longstanding director William Wesemann has been appointed by the Board to replace Mr. Gill on the company’s Audit Committee, effective as of Mr. Gill’s departure.

Financial Expectations

Following is the company’s current expectation for financial and operating performance:

First Quarter 2011
•	Revenue of $30.0 - $30.5 million
•	EBITDA of $0.12 - $0.14 per share
•	Adjusted net income per share of $0.06 - $0.08
•	GAAP EPS of $0.04 - $0.05
•	Fully diluted share count of approximately 54.5 million

Full Year 2011
•	Revenue of $133 - $136 million
•	EBITDA of $0.60 - $0.63 per share
•	Adjusted net income per share of $0.33 - $0.36
•	GAAP EPS of $0.20 - $0.22
•	Fully diluted share count of approximately 55.5 million

Other Full Year 2011 Assumptions

•	Amortization of intangibles of approximately $1.0 million
•	Stock-compensation expense of approximately $6.0 million
•	Depreciation of approximately $8.0 million
•	Effective tax rate of approximately 36%
•	Cash tax rate of approximately 36%
•	Capital expenditures of approximately $8.0 million

Stock-Based Compensation

Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Q4 2010	Q4 2009	FY 2010	FY 2009
Cost of revenue	$211	$211	$865	$790
Product development	307	372	1,329	1,402
Sales and marketing	401	376	1,371	1,337
General and administrative	620	276	1,577	1,197
Total	$1,539	$1,235	$5,142	$4,726

Amortization of Intangible Assets

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

	Q4 2010	Q4 2009	FY 2010	FY 2009
Cost of revenue	$307	$307	$1,226	$1,228
General and administrative	11	83	260	745
Total	$318	$390	$1,486	$1,973

Earnings Teleconference and Video Discussion Information
The company will discuss its fourth quarter and full year 2010 financial results during a teleconference today, February 10, 2011, at 5:00 p.m. ET.  To participate, please call 877-507-3684 before 5:00 p.m. ET. International callers, please dial 706-634-9559. Please reference the conference ID “40530761.”

If you are unable to participate, the teleconference will be available for replay at 6:00 p.m. ET on February 10, 2011 until May 10, 2011. To access the replay, please call 800-642-1687 (U.S. and Canada) or 706-645-9291 (international). Please reference the conference ID “40530761.”

The company will also post a video discussion of its fourth quarter 2010 results on YouTube. To view, click on the following link: http://www.youtube.com/user/myliveperson.

LivePerson, Inc.
Condensed Consolidated Statements of Income
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue	$29,935	$24,768	$109,862	$87,490

Operating expenses:
Cost of revenue	8,235	6,068	29,640	21,076
Product development	4,257	3,163	15,711	12,111
Sales and marketing	8,404	7,408	32,835	27,355
General and administrative	4,931	3,427	17,077	13,417
Amortization of intangibles	11	83	259	745
Total operating expenses	25,838	20,149	95,522	74,704

Income from operations	4,097	4,619	14,340	12,786

Other income (expense), net	(43)	(35)	(7)	14

Income before provision for income taxes	4,054	4,584	14,333	12,800

Provision for income taxes	1,312	1,493	5,074	5,037

Net income	$2,742	$3,091	$9,259	$7,763

Basic net income per common share	$0.05	$0.06	$0.18	$0.16

Diluted net income per common share	$0.05	$0.06	$0.18	$0.16

Weighted average shares outstanding used in basic net
income per common share calculation	51,133,917	48,786,986	50,721,880	47,962,688

Weighted average shares outstanding used in diluted net
income per common share calculation	53,831,339	51,065,181	52,907,541	49,008,440

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2010	2009	2010	2009
Net income in accordance with generally
accepted accounting principles		$2,742	$3,091	$9,259	$7,763
Add/(less):
(a)	Amortization of intangibles	318	390	1,486	1,973
(b)	Stock-based compensation	1,539	1,235	5,142	4,726
(c)	Depreciation	1,903	899	5,791	3,347
(d)	Provision for income taxes	1,312	1,493	5,074	5,037
(e)	Other (income) expense, net	43	35	7	(14)
EBITDA (1)		$7,857	$7,143	$26,759	$22,832
Diluted EBITDA per common share		$0.15	$0.14	$0.51	$0.47

Weighted average shares used in diluted EBITDA
per common share		53,831,339	51,065,181	52,907,541	49,008,440

Net income in accordance with generally
accepted accounting principles		$2,742	$3,091	$9,259	$7,763
Add:
(a)	Amortization of intangibles	318	390	1,486	1,973
(b)	Stock-based compensation	1,539	1,235	5,142	4,726
Adjusted net income		$4,599	$4,716	$15,887	$14,462
Diluted adjusted net income per common share		$0.09	$0.09	$0.30	$0.30

Weighted average shares used in diluted adjusted net income
per common share		53,831,339	51,065,181	52,907,541	49,008,440

EBITDA		$7,857	$7,143	$26,759	$22,832
Add/(less):
(a)	Changes in operating assets and liabilities	585	308	(7,127)	293
(b)	Provision for doubtful accounts	101	25	166	55
(c)	Provision for income taxes	(1,312)	(1,493)	(5,074)	(5,037)
(d)	Deferred income taxes	694	2,229	832	2,865
(e)	Other income (expense), net	(43)	(35)	(7)	14
Net cash provided by operating activities		$7,882	$8,177	$15,549	$21,022

(1)	Earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	December 31, 2010	December 31, 2009

ASSETS

Current assets:
Cash and cash equivalents	$61,336	$45,572
Accounts receivable, net	16,491	10,265
Prepaid expenses and other current assets	6,341	3,661
Deferred tax assets, net	1,529	1,460
Total current assets	85,697	60,958

Property and equipment, net	12,762	9,551
Intangibles, net	2,124	2,821
Goodwill	24,015	23,920
Deferred tax assets, net	3,876	4,777
Deferred implementation costs, net of current	164	136
Security deposits	499	326
Other assets	2,006	1,792
Total assets	$131,143	$104,281

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$6,416	$5,375
Accrued expenses	12,111	10,895
Deferred revenue	5,570	4,692
Total current liabilities	24,097	20,962

Deferred revenue, net of current	513	506
Other liabilities	1,890	1,676
Total liabilities	26,500	23,144

Commitments and contingencies

Total stockholders' equity	104,643	81,137
Total liabilities and stockholders' equity	$131,143	$104,281

About LivePerson
LivePerson is a leading provider of online engagement solutions that facilitate real-time assistance and expert advice. Connecting businesses and experts with consumers seeking help on the Web, LivePerson's hosted software platform creates more relevant, compelling and personalized online experiences. Every month, LivePerson's intelligent platform helps millions of people succeed online; more than 8,500 companies, including Cisco, Hewlett-Packard, IBM, Microsoft and Verizon, rely on LivePerson to maximize the impact of the online channel. LivePerson is headquartered in New York City.

Non-GAAP Financial Disclosure
Investors are cautioned that the EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation, amortization and stock-based compensation, and adjusted net income, or net income excluding amortization of intangible assets and stock-based compensation, information contained in this press release are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly and annual results; the adverse effect that the global recession may have on our business; competition in the real-time sales, marketing, customer service and online engagement solutions market; risks related to the operational integration of acquisitions; risks related to new regulatory or other legal requirements that could materially impact our business; risks related to our international operations, particularly our operations in Israel, and the civil and political unrest in that region; impairments to goodwill that result in significant charges to earnings; volatility of the value of certain currencies in relation to the US dollar, particularly the New Israeli Shekel, U.K. pound and Euro;  continued use by our clients of the LivePerson services and their purchase of additional services; responding to rapid technological change and changing client preferences; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to the regulation or possible misappropriation of personal information; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; and risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.